EXHIBIT 3A

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 AUTOINFO, INC.

      The undersigned, being the President and Assistant Secretary of AutoInfo, Inc. (the "corporation") hereby certify that:

FIRST:   The name of the corporation is AutoInfo, Inc.

SECOND: The certificate of incorporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

      "FOURTH: The total number of shares of stock that the corporation shall have the authority to issue is 100,000,000. The par value of each such share is $.001. All such shares are of one class and are shares of Common Stock.

                  1. No holder of any of the shares of the stock of the
            corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion."

THIRD: The foregoing amendments have been duly adopted in accordance with the provisions of Sections 242 and 303 of the General Corporation Law of the State of Delaware, and the "Findings of Fact, Conclusions of Law and Order Confirming the First Amended Reorganization Plan, as Amended, of AutoInfo Inc., dated July 5, 2000," issued by the United States Bankruptcy Court for the Southern District of New York, on August 1, 2000, in the action entitled In re AutoInfo, Inc., Case No. 00-10368 (Hardin, J.).

      IN WITNESS WHEREOF, this Certificate is subscribed this 6th day of December 2000 by the undersigned who affirm under the penalties of perjury that the statements contained herein are true and correct.


                                                     /s/ William I. Wunderlich
                                                     --------------------------
                                                     William I. Wunderlich
                                                     President


                                                     /s/ Kenneth S. Rose
                                                     --------------------------
                                                     Kenneth S. Rose
                                                     Assistant Secretary